UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Asure Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASURE SOFTWARE, INC.

 3700 N. Capital of Texas Hwy, Suite 350

 Austin, Texas 78746

SUPPLEMENT TO PROXY STATEMENT

 ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2020

This supplement to proxy statement (this “Supplement”) is being furnished to the holders of common stock of Asure Software, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for the Annual Meeting to be held at 3700 N. Capital of Texas Hwy, Suite 350, Austin, Texas 78746, on Wednesday, May 27, 2020, beginning at 9:30 a.m. Central Time, and at any adjournments and postponements of the Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the proxy statement.

On April 27, 2020, we filed our original definitive proxy statement relating to the Annual Meeting with the SEC which was mailed to stockholders on or about May 4, 2020.

The purpose of this Supplement is to clarify the vote required for Proposal 3. Proposal 3 relates to an amendment to our Restated Certificate of Incorporation to increase the total number of authorized shares of capital stock from 23,500,000 to 45,500,000 and the number of authorized shares of common stock from 22,000,000 to 44,000,000. To approve Proposal 3, an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve Proposal 3.Such standard is consistent with the vote requirement contained in the form of Certificate of Amendment filed as Appendix A to the definitive proxy statement which states that the Certificate of Amendment was adopted in accordance with Section 242 of the Delaware General Corporation Law which requires the affirmative vote of a majority of the outstanding shares to approve the amendment.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your decisions with respect to voting on all of the proposals that being presented to our stockholders for vote at the Annual Meeting. Additional information is included in the proxy statement that was previously made available to our stockholders on or about May 4, 2020. We encourage you to carefully read this Supplement together with the proxy statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 27, 2020

 The proxy statement, this Supplement and annual report to stockholders are available online at

https://investor.asuresoftware.com/financial-information